                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of February ____, 1997 (the "AGREEMENT") is between AccelGraphics, Inc., a California corporation ("ACCELGRAPHICS CALIFORNIA"), and AccelGraphics, Inc., a Delaware corporation and a wholly-owned subsidiary of AccelGraphics California ("ACCELGRAPHICS DELAWARE"). AccelGraphics Delaware and AccelGraphics California are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

         A. AccelGraphics Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 45,000,000 shares, 25,000,000 shares of which are designated "Common Stock," par value $.001 per share, and 20,000,000 shares of which are designated "Preferred Stock," par value $.001 per share. Of such authorized shares of Preferred
Stock, 6,954,000 shares are designated "Series A Preferred Stock," 6,954,000 shares are designated "Series A-1 Preferred Stock," 2,200,000 are designated "Series B Preferred Stock," and 2,200,000 shares are designated "Series B-1 Preferred Stock." As of the date hereof, 1,000 shares of AccelGraphics Delaware Common Stock were issued and outstanding, all of which are held by AccelGraphics California, and no shares of AccelGraphics Delaware Preferred Stock were issued and outstanding.

         B. AccelGraphics California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 45,000,000, none of which has any par value. Of such authorized capital, 25,000,000 shares are designated "Common Stock" and 20,000,000 shares are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 6,954,000 shares are designated "Series A Preferred Stock," 6,954,000 shares are designated "Series A-1 Preferred Stock," 2,200,000 shares are designated "Series B Preferred Stock," and 2,200,000 shares are designated "Series B-1 Preferred Stock." As of the date hereof, 2,505,320 shares of Common Stock, 6,893,998 shares of Series A Preferred Stock, and 2,123,334 shares of Series B Preferred Stock were issued and outstanding.

         C. The Board of Directors of AccelGraphics California has determined that, for the purpose of effecting the reincorporating of AccelGraphics California in the State of Delaware, it is advisable and in the best interests of AccelGraphics California and its shareholders that AccelGraphics California merge with and into AccelGraphics Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of AccelGraphics Delaware and AccelGraphics California, the shareholders of AccelGraphics California and the sole shareholder of AccelGraphics Delaware have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AccelGraphics Delaware and AccelGraphics California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, AccelGraphics California shall be merged with and into AccelGraphics Delaware (the "MERGER"), the separate existence of AccelGraphics California shall cease and AccelGraphics Delaware shall be, and is herein sometimes referred to as, the "SURVIVING CORPORATION," and the name of the Surviving Corporation shall be "AccelGraphics, Inc."

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

              (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

              (c) An executed Agreement of Merger or an executed counterpart of this Agreement and related required certificates meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

              (d) An executed Agreement of Merger or an executed counterpart of this Agreement and related required certificates meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "EFFECTIVE DATE OF THE MERGER."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of AccelGraphics California shall cease and AccelGraphics Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and AccelGraphics California's Boards of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of AccelGraphics California in the manner as more fully set forth in
Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of AccelGraphics California in the same manner as if AccelGraphics Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of AccelGraphics Delaware shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of AccelGraphics Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of AccelGraphics Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 AccelGraphics California Common Stock. Upon the Effective Date of the Merger, each one share of AccelGraphics California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of AccelGraphics Delaware.

         3.2 AccelGraphics California Preferred Stock. Upon the Effective Date of the Merger, each one share of AccelGraphics California Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series B-1 Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series B-1 Preferred Stock of AccelGraphics Delaware, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of AccelGraphics Delaware, which shares of Preferred Stock shall be convertible into shares of AccelGraphics Delaware's Common Stock, $.001 par value, according to the terms of the Certificate of Incorporation of AccelGraphics Delaware.

         3.3 AccelGraphics California Options, Stock Purchase Rights, Convertible Securities and Warrants. Upon the Effective Date of the Merger, AccelGraphics

Delaware shall assume the obligations of AccelGraphics California under AccelGraphics California's 1995 Stock Option Plan and all other employee benefit plans of AccelGraphics California, including outstanding stock options of AccelGraphics California. Each outstanding and unexercised option, other right to purchase or security convertible into AccelGraphics California Common Stock or Preferred Stock or warrant to purchase AccelGraphics California Common Stock or Preferred Stock shall become an option, right to purchase, security convertible into or warrant to purchase AccelGraphics Delaware's Common Stock or Preferred Stock, respectively, on the basis of one share of AccelGraphics Delaware's Common Stock or Preferred Stock, for each one share of AccelGraphics California Common Stock or Preferred Stock, respectively, issuable pursuant to any such option, stock purchase right, convertible security or warrant, on the same terms and conditions and at an aggregate exercise price equal to the exercise price applicable to any such AccelGraphics California option, stock purchase right, other convertible security or warrant at the Effective Date of the Merger.

         A number of shares of AccelGraphics Delaware's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, stock purchase rights, convertible securities and warrants (including Preferred Stock) on the basis of one share of AccelGraphics Delaware Common Stock and Preferred Stock for one share of AccelGraphics California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

         3.4 AccelGraphics Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of AccelGraphics Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by AccelGraphics Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of AccelGraphics California Common Stock or Preferred Stock may, at such shareholder's option, surrender the same for cancellation to the transfer agent and registrar for the Common Stock of AccelGraphics Delaware, as exchange agent (the "EXCHANGE AGENT"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of AccelGraphics Delaware's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of AccelGraphics California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of AccelGraphics Delaware's capital stock into which such shares of AccelGraphics California capital stock were converted in the Merger.

         The registered owner on the books and records of AccelGraphics Delaware or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to AccelGraphics Delaware or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of AccelGraphics Delaware represented by such outstanding certificate as provided above.

         Each certificate representing capital stock of AccelGraphics Delaware so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of AccelGraphics California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of AccelGraphics Delaware in compliance with applicable laws.

         If any certificate for shares of AccelGraphics Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of AccelGraphics Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 Covenants of AccelGraphics Delaware. AccelGraphics Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

              (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by AccelGraphics Delaware of all of the franchise tax liabilities of AccelGraphics California; and

              (b) Take such other actions as may be required by the California General Corporation Law.

         4.2 Further Assurances. From time to time, as and when required by AccelGraphics Delaware or by its successors or assigns, there shall be executed and delivered on behalf of AccelGraphics California such deeds and other instruments, and there shall be taken or caused to be taken by AccelGraphics Delaware and AccelGraphics California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by AccelGraphics Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AccelGraphics California and otherwise to carry out the purposes of this Agreement, and the officers and directors of AccelGraphics Delaware are fully authorized in the name and on behalf of AccelGraphics California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either AccelGraphics California or AccelGraphics Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of AccelGraphics California or by the sole shareholder of AccelGraphics Delaware, or by both.

         4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

         4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Service Co., 1013 Centre Road, in the City of Wilmington, Delaware 19805, County of New Castle, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

         4.6  FIRPTA Notification.

              (a) On or before the Effective Date of the Merger, AccelGraphics California shall deliver to AccelGraphics Delaware, as agent for the shareholders of AccelGraphics California, a properly executed statement in such form as reasonably requested by counsel for AccelGraphics California and conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) (the "STATEMENT"). AccelGraphics Delaware shall, upon request, provide a copy thereof to any person that was a shareholder of AccelGraphics California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of AccelGraphics California, as provided in Recital D hereof,
(i) such shareholders shall be considered to have requested that the Statement be delivered to AccelGraphics Delaware as their agent and (ii) AccelGraphics Delaware shall be considered to have received a copy of the Statement at the request of the AccelGraphics California shareholders for purposes of satisfying AccelGraphics Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

              (b) AccelGraphics California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         4.7 Expenses. Each party to the transactions contemplated by this Agreement (including, without limitation, AccelGraphics California, AccelGraphics Delaware and their respective shareholders) shall pay its own expenses, if any, incurred in connection with such transactions.

         4.8 Tax Opinion a Condition Precedent. The Merger shall not be consummated unless, on or prior to the Effective Date of the Merger, AccelGraphics California receives from Venture Law Group, A Professional Corporation ("VLG"), a written opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Such opinion shall be contingent on receipt by VLG of
(a) certain representations from AccelGraphics California and AccelGraphics Delaware requested by VLG and (b) delivery by AccelGraphics California's shareholders as shall be designated by VLG of "Shareholder Continuity of Interest Certificates" in such form as requested by VLG.

         4.9 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1942 Zanker Road, San Jose, California 95112, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

         4.10 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.11 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of AccelGraphics Delaware and AccelGraphics California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                            ACCELGRAPHICS, INC., a
                                            Delaware corporation


                                            By:__________________________

                                            Name:________________________

                                            Title:_________________________

ATTEST:



________________________________
Michael W. Hall, Secretary


                                            ACCELGRAPHICS, INC., a
                                            California corporation


                                            By:__________________________

                                            Name:________________________

                                            Title:_________________________


ATTEST:



________________________________
Edmund S. Ruffin, Jr., Secretary

                               ACCELGRAPHICS, INC.
                           (Disappearing Corporation)

                              OFFICERS' CERTIFICATE

         Jeffrey W. Dunn and Michael W. Hall certify that:

         1. They are the President and Chief Executive Officer and the Secretary, respectively, of AccelGraphics, Inc., a corporation organized under the laws of the State of California.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock." The authorized series of Preferred Stock have been designated "Series A Preferred," "Series A-1 Preferred," "Series B Preferred," and "Series B-1 Preferred."

         3. There were 2,505,320 shares of Common Stock, 6,893,998 shares of Series A Preferred Stock, and 2,123,334 shares of Series B Preferred Stock outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being (i) a majority of the outstanding shares of Common Stock and (ii) a majority of the outstanding shares of Series A and Series B Preferred Stock voting together as a separate class.

         Jeffrey W. Dunn and Michael W. Hall further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in San Jose, California on February    , 1997.




___________________________________
Jeffrey W. Dunn, President and
Chief Executive Officer


___________________________________
Michael W. Hall, Secretary

                               ACCELGRAPHICS, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE

         Jeffrey W. Dunn and Michael W. Hall certify that:

         1. They are the President and Chief Executive Officer and the Secretary, respectively, of AccelGraphics, Inc., a corporation organized under the laws of the State of Delaware.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

         3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

         4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

         Jeffrey W. Dunn and Michael W. Hall further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

         Executed in San Jose, California on February ___, 1997.



___________________________________
Jeffrey W. Dunn, President and
Chief Executive Officer



___________________________________
Michael W. Hall, Secretary